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Exhibit 23.2

        We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-69675) of our report dated February 10, 2003, except for the seventh paragraph of Note 19, as to which the date is February 28, 2003, with respect to the consolidated financial statements and schedules of Omega Healthcare Investors, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
January 22, 2004

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  Exhibit 23.2